Exhibit 10.5

INDEMNITY AGREEMENT

This Agreement made and entered into as of this 30th day of March, 2005, by and between NGP Capital Resources Company, a Maryland corporation (the “Company”), and                              (“Indemnitee”), who is currently serving the Company in the capacity of a director and/or officer;

W I T N E S S E T H:

WHEREAS, the Company and Indemnitee recognize that the interpretation of ambiguous statutes, regulations, and court opinions and of the Certificate of Incorporation and Bylaws of the Company, and the vagaries of public policy, are too uncertain to provide the directors and officers of the Company with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties in good faith for the Company; and

WHEREAS, the Company and the Indemnitee are aware that highly experienced and capable persons are often reluctant to serve as directors or officers of a corporation unless they are protected to the fullest extent permitted by law by comprehensive insurance or indemnification, especially since the legal risks and potential liabilities, and the threat of such risks and liabilities, associated with lawsuits filed against the officers and directors of a corporation, and the resultant substantial time, expense, harassment, ridicule, abuse, and anxiety spent and endured in defending against such lawsuits, whether or not meritorious, bear no reasonable or logical relationship to the amount of compensation received by the directors or officers from the corporation; and

WHEREAS, Section 2-418 of the Maryland General Corporation Law and the Certificate of Incorporation of the Company, which set forth certain provisions relating to the mandatory and permissive indemnification of, and advancement of expenses to, officers and directors (among others) of a Maryland corporation by such corporation, is specifically not exclusive of other rights to which those indemnified thereunder may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, and, thus, does not by itself limit the extent to which the Company may indemnify persons serving as its officers and directors; and

WHEREAS, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and the Indemnitee in lieu thereof, the board of directors of the Company has determined that the following Agreement is not only reasonable and prudent but necessary to promote and ensure the best interests of the Company and its stockholders; and

WHEREAS, the Company desires to have Indemnitee serve or continue to serve as an officer and/or director of the Company, free from undue concern for unpredictable, inappropriate, or unreasonable legal risks and personal liabilities by reason of his acting in good faith in the performance of his duties to the Company; and Indemnitee desires to serve, or to continue to serve (provided that he is furnished the indemnity provided for hereinafter), in either or both of such capacities;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee, intending to be legally bound, do hereby agree as follows:

1. Agreement to Serve. Indemnitee agrees to serve or continue to serve as an employee, director, and/or officer of the Company and as Indemnitee and the Company may agree, as a director, officer, employee or agent of another Enterprise, for so long as he is duly elected or appointed and qualified in accordance with the provisions of the Maryland General Corporation Law and the Articles of Incorporation and Bylaws of the Company or until such time as he tenders his resignation. The Company acknowledges that the Indemnitee is relying on this Agreement in so serving.

2. Definitions. As used in this Agreement:

(a) “Act” means the Investment Company Act of 1940, as amended.

(b) “Change in Control” means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two-thirds of the members of the board of directors of the Company in office immediately prior to such person attaining such percentage interest; (ii) there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the board of directors of the Company then in office, as a consequence of which members of the board of directors in office immediately prior to such transaction or event constitute less than a majority of the board of directors thereafter; (iii) the Company terminates the engagement of the Incumbent Advisor; or (iv) during any period of two consecutive years, other than as a result of an event described in clause (ii) of this subsection (b), individuals who at the beginning of such period constituted the board of directors of the Company (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the board of directors.

(c) “Disabling Conduct” means Indemnitee’s willful misfeasance, bad faith, or gross negligence in the performance of his duties or reckless disregard of his obligations and duties involved in the conduct of his office.

(d) “Disinterested Director” means a director of the Company who is neither an “interested person” of the Company as defined in Section 2(a)(19) of the Act nor a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(e) “Enterprise” means any corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan, or other entity. employee benefit plans;

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g) “Expenses” means all expenses, including, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in, or otherwise involved in, a Proceeding. Should any payments by the Company under this Agreement be determined to be subject to any federal, state, or local income or excise tax, “Expenses” will also include such amounts as are necessary to place Indemnitee in the same after-tax position, after giving effect to all applicable taxes, Indemnitee would have been in had such tax not have been determined to apply to those payments. In addition, “Expenses” also includes Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(h) “Incumbent Advisor” means the investment advisor, that as of November 9, 2004, is a party to an Investment Advisory Agreement with the Company and any affiliate of such advisor.

(i) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(j) “Liabilities” means all liabilities, including, without limitation, the amounts of any judgments, fines, penalties, excise taxes, and amounts paid in settlement.

(k) “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust, or other entity. A Person, together with that Person’s affiliates and associates (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate, or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting, or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(l) “Potential Change in Control” means if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person, including the Company, publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control; or (iii) the Board of Directors of the Company adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(m) “Proceeding” means any threatened, pending, or completed claim, action (including any action by or in the right of the Company), suit, or proceeding, whether formal or informal, civil, criminal, administrative, legislative, arbitrative, or investigative, any appeal in such a claim, action, suit, or proceeding, and any inquiry or investigation that could lead to such a claim, action, suit, or proceeding irrespective of the initiator thereof. The final disposition of a Proceeding shall be as determined by a settlement or the judgment of a court or other investigative or administrative body. The Board of Directors shall not make a determination as to the final disposition of a Proceeding.

(n) “Serving at the request of the Company” means any person serving at the request of the Company as a director, officer, employee, agent, fiduciary, or other representative of another Enterprise including any service as a director, officer, employee, or agent of the Company that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acts in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

3. Indemnity in Third Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is a party to or is threatened to be made a party to or is otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the fact that Indemnitee is or was an employee, director, and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent, fiduciary, or other representative of another Enterprise, against all Expenses and Liabilities actually and reasonably incurred by Indemnitee (or on his behalf) in connection with such Proceeding or any claim, issue, or matter therein, unless it is determined pursuant to Section 8 of this Agreement or by the court having jurisdiction in the matter, that (a) the act or omission of Indemnitee was material in the matter giving rise to the Proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) Indemnitee actually received an improper personal benefit in money, property, or services, (c) with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe his conduct was unlawful, or (d) the Expense or Liability arose by reason of Indemnitee’s Disabling Conduct. The termination of any Proceeding or of any claim, issue, or matter therein, by judgment, order, or settlement, shall not, of itself, adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee acted in a manner contrary to that specified above. Indemnitee shall have the right to employ Indemnitee’s own legal counsel in any Proceeding for which indemnification is available under this Section 3.

4. Indemnity in Proceedings By or In the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is a party to or is threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was an employee, director, and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent, fiduciary, or other representative of another Enterprise, against all Expenses actually and reasonably incurred by Indemnitee (or on his behalf) in connection with such Proceeding unless it is determined that (a) the act or omission of Indemnitee was material in the matter giving rise to the Proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) Indemnitee actually received an improper personal benefit in money, property or services, or (c) the Expense arose by reason of Indemnitee’s Disabling Conduct, except that no indemnification shall be made under this Section 4 in respect of any claim, issue, or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Maryland court of competent jurisdiction in which such Proceeding was brought or is pending, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity as the Maryland court of competent jurisdiction in which such Proceeding was brought or such other court shall deem proper. Indemnitee shall have the right to employ Indemnitee’s own legal counsel in any Proceeding for which indemnification is available under this Section 4.

5. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of the fact that Indemnitee is or was an employee, director, and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent, fiduciary, or other representative of another Enterprise, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee (or on his behalf) in connection therewith.

6. Indemnification for Expenses of Successful Party. Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Sections 3 and/or 4 of this Agreement, or in defense of any claim, issue, or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee (or on his behalf) in connection therewith. If Indemnitee is not wholly successful in any Proceeding referred to in Sections 3 and/or 4 of this Agreement, but is successful on the merits or otherwise (including dismissal without prejudice) as to one or more, but less than all claims, issues, or matters therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee (or on his behalf) in connection with each successfully resolved claim, issue or matter. For purposes of this Section 6, and without limitation, the termination of any claim, issue, or matter in any Proceeding referred to in Sections 3 and/or 4 of this Agreement by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue, or matter.

7. Advances of Expenses. To the fullest extent permitted by applicable law, the Expenses incurred by Indemnitee pursuant to Sections 3 and/or 4 of this Agreement in connection with any Proceeding or any claim, issue or matter therein shall be paid by the Company in advance of the final disposition of such Proceeding or any claim, issue, or matter therein no later than 10 days after receipt by the Company of a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by law and by this Agreement has been met and an undertaking by or on behalf of Indemnitee (“Indemnitee Undertaking”) to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. The Indemnitee Undertaking, which shall not be secured and shall be interest free, shall be substantially on the form of Exhibit A to this Agreement. For so long as the Company is subject to the Act, any advancement of Expenses shall be subject to at least one of the following as a condition of the advancement: (a) Indemnitee shall provide a security for his or her undertaking, (b) the Company shall be insured against losses arising by reason of any lawful advances or (c) a majority of a quorum of Disinterested Directors of the Company, or Independent Counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a trial-type inquiry), that there is reason to believe Indemnitee ultimately will be found entitled to indemnification. Any judgments, fines, or amounts to be paid in settlement of any Proceeding shall also be advanced by the Company upon request by Indemnitee. If the Company advances or pays any amount to Indemnitee under Section 3, 4, 5, 6, or 7 and if Indemnitee shall thereafter receive all or a portion of such amount under one or more policies of directors and officers liability insurance maintained by the Company or pursuant to a trust fund, letter of credit, or other security or funding arrangement provided by the Company, Indemnitee shall promptly repay such amount or such portion thereof, as the case may be, to the Company. .

8. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request.

(b) Upon written request by Indemnitee for indemnification pursuant to Section 8(a) hereof, a reasonable determination, based upon a review of the facts, with respect to Indemnitee’s entitlement to indemnification under Section 3, 4, 5, or 6 hereof shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the board of directors of the Company, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of a quorum of the Disinterested Directors, or (B) if a quorum of Disinterested Directors cannot be obtained or, even if obtainable, if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the board of directors of the Company, a copy of which shall be delivered to Indemnitee; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in cooperating with the person, persons, or entity making the determination discussed in this Section 8(b) with respect to Indemnitee’s entitlement to indemnification, shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the board of directors of the Company, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the board of directors of the Company, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 8(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Maryland court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8(a) hereof.

(d) Indemnitee will be deemed a party to a Proceeding for all purposes hereof if Indemnitee is named as a defendant or respondent in a complaint or petition for relief in that Proceeding, regardless of whether Indemnitee is ever served with process or makes an appearance in that Proceeding.

9. Presumptions and Effect of Certain Provisions.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume, in the absence of a final decision on the merits by a court or other body before whom a Proceeding was brought, that the Indemnitee has not met the applicable standard of conduct or is not entitled to indemnification under this Agreement, if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Company shall have the burden of proof in overcoming such presumption by clear and convincing evidence. Neither the failure of the Company (including the board of directors or independent legal counsel) to have made a determination prior to the commencement of such action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including its board of directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the person, persons, or entity empowered or selected under Section 8 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 30 days after receipt by the Company therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 15 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c) For purposes of any determination of whether (i) the act or omission of Indemnitee was material in the matter giving rise to the Proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (ii) Indemnitee actually received an improper personal benefit in money, property, or services, or (iii) with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe his conduct was unlawful (collectively, “Good Faith”), Indemnitee shall be deemed to have acted in Good Faith if Indemnitee’s action is based on the records or books of account of the Company or another Enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent, fiduciary, or other representative, information, opinions, reports, or statements, including financial statements and other financial information, concerning the Enterprise or any other person that were prepared or supplied to Indemnitee by: (i) one or more officers or employees of the Enterprise; (ii) appraisers, engineers, investment bankers, legal counsel, or other persons as to matters Indemnitee reasonably believed were within the professional or expert competence of those persons; and (iii) any committee of the Board of Directors or equivalent managing body of the Enterprise of which Indemnitee is or was, at the relevant time, not a member. The provisions of this Section 9(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(d) The knowledge and/or actions, or failure to act, of any director, officer, agent, or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

10. Establishment of a Trust. In the event of a Potential Change in Control or a Change in Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee (the “Trust”) and from time to time upon written request of Indemnitee shall fund the Trust in an amount equal to all Expenses and Liabilities reasonably anticipated at the time to be incurred in connection with any Proceeding. The amount to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the party determining the Indemnitee’s entitlement to indemnification pursuant to Section 8. The terms of the Trust shall provide that, upon a Change in Control, (a) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee; (b) the trustee of the Trust shall advance, within 10 days of a request by Indemnitee, any and all Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the Trust under the circumstances in which Indemnitee would be required to reimburse the Company for Expenses under this Agreement); (c) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above; (d) the trustee of the Trust shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (e) all unexpended funds in that Trust shall revert to the Company upon a final determination by the party determining the Indemnitee’s entitlement to indemnification pursuant to Section 8 or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee of the Trust shall be chosen by Indemnitee. Nothing in this Section 10 shall relieve the Company of any of its obligations under this Agreement.

11. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 8(b) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8(b) of this Agreement within the time period provided in Section 9(b) after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, Section 6, or the last sentence of Section 8(b) of this Agreement within 10 days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to Section 3 or Section 4 of this Agreement is not made within 10 days after a determination has been made that

Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Maryland court of competent jurisdiction of his entitlement to such indemnification or advancement of Expenses and appeals therefrom, concluding in a final and unappealable judgment. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c) If a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 11, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 2(d) of this Agreement) actually and reasonably incurred by him in such judicial adjudication, but only if (and only to the extent) he prevails therein. If it shall be determined in said judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

(e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

12. Indemnification and Advancement of Expenses Under this Agreement Not Exclusive; Survival of Rights. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certificate of Incorporation or Bylaws of the Company, any other agreement, any vote of stockholders or disinterested directors, the Maryland General Corporation Law, or otherwise. No amendment, alteration, or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in the Maryland General Corporation Law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate of Incorporation of the Company and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

13. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification or to receive advancement by the Company for a portion of the Expenses or Liabilities actually and reasonably incurred by Indemnitee (or on his behalf) in connection with such Proceeding, or any claim, issue, or matter therein, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

14. Rights Continued. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall continue as to Indemnitee even though Indemnitee may have ceased to be a director or officer of the Company and shall inure to the benefit of Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

15. No Construction as an Employment Agreement or Any Other Commitment. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ or as an officer of the Company or any of its subsidiaries, if Indemnitee currently serves as an officer of the Company, or to be renominated or reelected as a director of the Company, if Indemnitee currently serves as a director of the Company.

16. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of another Enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms, to the maximum extent of the coverage available for any director, officer, employee, or agent under such policy or policies.

17. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable under this Agreement if,

and to the extent that, Indemnitee has otherwise actually received such payment under any contract, agreement, or insurance policy, the Certificate of Incorporation or Bylaws of the Company, or otherwise.

18. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including without limitation the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

19. Exceptions. Notwithstanding any other provision in this Agreement, but except as provided in Section 11(d), the Company shall not be obligated pursuant to the terms of this Agreement, to indemnify or advance Expenses to Indemnitee with respect to any Proceeding, or any claim, issue, or matter therein, (i) brought or made by Indemnitee, unless the bringing of such Proceeding or the making of such claim, issue, or matter shall have been approved by the Board of Directors of the Company, or (ii) in which final judgment is rendered against Indemnitee for an accounting of profits made from the purchase and sale or the sale and purchase by Indemnitee of securities of the Company pursuant to the provisions of Section 17(b) of the Exchange Act, or similar provisions of any federal, state, or local statute.

20. Notices. Any notice or other communication required or permitted to be given or made to the Company or Indemnitee pursuant to this Agreement shall be given if made in writing and deposited in the United States mail, with postage thereon prepaid, addressed to the person to whom such notice or communication is directed at the address of such person on the records of the Company, and such notice or communication shall be deemed given or made at the time when the same shall be so deposited in the United States mail. Any such notice or communication to the Company shall be addressed to the Secretary of the Company.

21. Contractual Rights. The right to be indemnified or to receive advancement of Expenses under this Agreement (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the date of this Agreement, and (iii) shall continue after any rescission or restrictive modification of this Agreement as to events occurring prior thereto.

22. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable; and those provision or provisions held to be invalid, illegal or unenforceable for any reason whatsoever shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto.

23. Successors; Binding Agreement. The Company shall require and cause any successor (whether direct or indirect) by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this Section 23 or that otherwise becomes bound by the terms and provisions of this Agreement by operation of law. This Agreement shall be binding upon the Company and its successors and assigns (including, without limitation, any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Company) and will inure to the benefit of Indemnitee (and Indemnitee’s spouse, if Indemnitee resides in Texas or another community property state), heirs, executors, and administrators.

24. Counterparts, Modification, Headings, Gender.

(a) This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

(b) No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Indemnitee and an appropriate officer of the Company. No waiver by any party at any time of any breach by any other party of, or compliance with, any condition or provision of this Agreement to be performed by any other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

(c) Section headings are not to be considered part of this Agreement, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Agreement or any provision set forth herein.

(d) Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

25. Exclusive Jurisdiction; Governing Law. The Company and Indemnitee agree that all disputes in any way relating to or arising under this Agreement, including, without limitation, any action for advancement of Expenses or indemnification, shall be litigated, if at all, exclusively in the Maryland courts, and if necessary, the corresponding appellate courts. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws. The Company and Indemnitee (i) expressly submit themselves to the personal jurisdiction of the Maryland courts for purposes of any action or proceeding arising out of or in connection with this Agreement, (ii) irrevocably appoint, to the extent such party is not a resident of the State of Maryland, The Corporation Trust Incorporated as its agent in the State of Maryland as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Maryland, (iii) waive any objection to the laying of venue of any such action or proceeding in the Maryland court of competent jurisdiction, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Maryland court of competent jurisdiction has been brought in an improper or otherwise inconvenient forum.

26. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as a director and/or officer of the Company or director, officer, employee or agent of any Enterprise which Indemnitee served at the request of the Company; or (b) one year after the final, nonappealable termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement relating thereto.

27. Contribution. If it is established, under Section 8 or otherwise, that Indemnitee has the right to be indemnified under this Agreement in respect of any claim, but that right is unenforceable by reason of applicable law or public policy, then, to the fullest extent applicable law permits, the Company, in lieu of indemnifying or causing the indemnification of Indemnitee under this Agreement and to the extent permitted under Section 17(h) of the Act, will contribute to the amount Indemnitee has incurred, whether for Liabilities or for Expenses reasonably incurred, in connection with that Proceeding, in such proportion as is deemed fair and reasonable in light of all the circumstances of that Proceeding in order to reflect:

(a) the relative benefits Indemnitee and the Company have received as a result of the event(s) or transactions(s) giving rise to that Proceeding; or

(b) the relative fault of Indemnitee and of the Company and its other functionaries in connection with those event(s) or transaction(s).

28. Investment Company Act of 1940. Notwithstanding anything to the contrary in this Agreement, for so long as the Company is subject to the Act, the Company shall not indemnify or advance Expenses to Indemnitee to the extent such indemnification or advance would violate the 1940.

IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement as of the date and year first above written.

NGP CAPITAL RESOURCES COMPANY

By:

Name:

Title:

INDEMNITEE

(Print Name)

EXHIBIT A

INDEMNITEE’S UNDERTAKING

                            , 2005

NGP Capital Resources Company

1200 Smith Street, Suite 1600

Houston, Texas 77002

Re:	Indemnity Agreement

Ladies and Gentlemen:

Reference is made to the Indemnity Agreement dated as of March 30, 2005, by and between NGP Capital Resources Company and the undersigned Indemnitee, and particularly to Section 7 thereof relating to advance payment by the Company of certain Expenses incurred by the undersigned Indemnitee. Capitalized terms used and not otherwise defined in this Indemnitee’s Undertaking shall have the respective meanings given to such terms in the Agreement.

The types and amounts of Expenses incurred by or on behalf of the undersigned Indemnitee are itemized on Attachment I to this Indemnitee’s Undertaking. The undersigned Indemnitee hereby requests that the total amount of these Expenses (the “Advanced Amount”) be paid by the Company in advance of the final disposition of such Proceeding in accordance with the Agreement.

The undersigned Indemnitee hereby affirms that at all times, infosar as the Indemnitee was involved as [a/an director, officer, employee] of the Company, in any of the facts or events giving rise to the Proceeding, the undersigned (1) acted in good faith and honestly, (2) did not receive any improper personal benefit in money, property or services, (3) in the case of any criminal Proceeding, had no reasonable cause to believe that any act or omission was unlawful, and (4) was not liable by reason of Disabling Conduct.

The undersigned Indemnitee hereby agrees to repay the Advanced Amount to the Company to the extent that it is ultimately determined pursuant to Section 8, or, in the event the Indemnitee elects to pursue other remedies pursuant to Section 11, that the undersigned Indemnitee is not entitled to be indemnified therefor by the Company.

Very truly yours,

Signature

Name of Indemnitee (Type or Print)

ATTACHMENT I TO

INDEMNITEE’S UNDERTAKING

ITEMIZATION OF

TYPES AND AMOUNTS OF EXPENSES

Attached hereto are receipts, statements or invoices for the following qualifying Expenses which Indemnitee represents have been incurred by Indemnitee in connection with a Proceeding:

Type	Amount
1.
Total Advanced Amount